Exhibit 13(dddd)

AMENDED AND RESTATED SCHEDULE A

THIS AMENDED AND RESTATED SCHEDULE A dated as of October 1, 2009 for the addition of Perimeter Small Cap Growth Fund, Inc., is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.) and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio

Bogle Investment Management Small Cap Growth Fund

Robeco Boston Partners Mid Cap Value Fund
Robeco Boston Partners All-Cap Fund
Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)
Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)

Robeco WPG 130/30 Large Cap Growth Fund (formerly Robeco WPG Large Cap Growth Fund)
Robeco WPG Small Cap Value Fund (formerly Robeco WPG Tudor Fund)

Schneider Small Cap Value Fund
Schneider Value Fund

Senbanc Fund

Bear Stearns CUFS MLP Mortgage Portfolio

Bear Stearns Enhanced Income Fund

Marvin & Palmer Large Cap Growth Fund

Free Market U.S. Equity Fund Free Market International Equity Fund Free Market Fixed Income Fund

SAM Sustainable Water Fund
SAM Sustainable Climate Fund
SAM Global Active Fund
SAM Global Themes Fund
[Robeco Emerging Market Fund]
Perimeter Small Cap Growth Fund, Inc.

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:	Jay F. Nusblatt
Title:	Senior Vice President

THE RBB FUND, INC.

By:
Name:
Title: